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                               AMENDMENT NO. 2
                                    TO THE

                            ENERGY SALES CONTRACT

                                   BETWEEN

                   SITHE/INDEPENDENCE POWER PARTNERS, L.P.

                                     AND

                          ALCAN ALUMINUM CORPORATION
                     d/b/a ALCAN ROLLED PRODUCTS COMPANY

                             Dated March 21, 1996

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                 AMENDMENT NO. 2 TO THE ENERGY SALES CONTRACT
               BETWEEN SITHE/INDEPENDENCE POWER PARTNERS, L.P.
                        AND ALCAN ALUMINUM CORPORATION
                     d/b/a ALCAN ROLLED PRODUCTS COMPANY

     This Amendment No. 2, dated as of March 21, 1996, to the Energy Sales Contract ("Amendment No. 2") by and between Sithe/Independence Power Partners, L.P. ("Independence") and Alcan Aluminum Corporation d/b/a Alcan Rolled Products Company ("Alcan").


                                 WITNESSETH:

     WHEREAS, the parties entered into an Energy Sales Contract, dated as of November 18, 1992 ("Energy Sales Contract"), pursuant to which Alcan shall purchase designated amounts of electricity and steam from a cogeneration project that Independence has developed on a site in the Town of Scriba, New York; and


     WHEREAS, the parties entered into two letter agreements, dated January 21, 1993 and January 29, 1993, which clarified and/or amended the Energy Sales Contract;

     WHEREAS, the parties entered into Amendment No. 1 to the Energy Sales Contract dated as of February 3, 1993 ("Amendment No. 1");

     WHEREAS, the parties desire to effectuate another written amendment to the Energy Sales Contract, in accordance with Section 35.01 thereof;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Alcan and Independence agree to the following:

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     1. The defined term "Cost of Producing Electricity" is hereby deleted from the Energy Sales Contract and replaced, wherever it appears, by the term "Adjusted Cost of Producing Electricity," and the defined term "Calculated Profit From Sales" is hereby amended to read as follows:

     "Calculated Profit From Sales" shall mean for any month the positive difference between (i) the average per kilowatthour price for sales of electricity from the Project (as defined below) to persons other than Alcan or the Alternative Steam Hosts, if any, during such month, and (ii) the Adjusted Cost of Producing
     Electricity with respect to such month.

     2. Article I of the Energy Sales Contract is hereby amended by inserting the following new defined terms:

     "Adjusted Cost of Producing Electricity" shall mean for any month the sum of (a) the Project's actual Capital Costs
     (excluding any return on equity) with respect to the prior month of operation plus (b) the Project's actual operating costs (excluding any return on equity) including all actual fixed and variable fuel transportation costs and expenses, all actual minimum take or other fuel related penalties and all Fuel Commodity Costs (as defined below) incurred by the Project with respect to the prior month of operation, which sum shall be divided by the difference between (a) the aggregate number of kilowatthours produced by the Project in that prior month minus
     (b) the sum of (I) the Project's actual parasitic load (expressed in kilowatthours) with respect to such prior month plus (2) the actual transmission losses (expressed in kilowatthours) deducted from deliveries of electric energy by the Project to the Project's customers during such prior month. It is acknowledged and agreed that Alcan shall not share in or be liable for the repayment of any cumulative tracking account balance that may be owed to or by the Project at any time pursuant to any of its gas supply contracts.

     "Fuel Commodity Costs" shall mean for any month the product of (a) the actual quantity of fuel (expressed in MMBtus)

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     purchased by the Project with respect to the prior month of operation multiplied by (b) the Fuel Price (expressed in $/MMBtu) for such prior month of operation.

     "Fuel Price" shall mean for any month the "Index" price
     (expressed in $/MMBtu) reported in the first issue during such Month of Inside FERC's Gas Market Report under the section entitled "Prices of Spot Gas Delivered to Pipelines" for deliveries to ANR Pipeline Co. in Louisiana, plus $0.0175 per MMBtu, provided that during the period from January 1, 1996 to and including December 31, 1999, the Fuel Price for the first
     116,000 MMBtus purchased by the Project on any day during such period (a) shall be $2.47/MMBtu during the period from January 1, 1996 to and including December 31, 1996, (b) shall be $2.78/MMBtu during the period from January 1, 1997 to and including December 31, 1997, (c) shall be $3.05/MMBtu during the period from January 1, 1998 to and including December 31, 1998, and (d) shall be $3.32/MMBtu during the period from January 1, 1999 to and including December 31, 1999.

     Quality of Electricity Criteria - shall have the meaning set forth in Exhibit T, which is attached hereto and hereby incorporated into the Energy Sales Contract.

     3. The third sentence of Section 3.04 is hereby deleted and replaced by the following:

     At any time after the Electrical Start-Up Date, Alcan, at its option, may designate any or all of the equipment installed as of January 1, 1996 beyond the Delivery Points, and all spare or back-up equipment pertaining thereto, as Alcan property and Independence hereby agrees (i) to transfer ownership of said equipment without the exchange of further consideration, and (ii) to deliver to Alcan copies of all documents, drawings and software pertaining to such equipment, spares and back-ups "As Commissioned" in the quantity, format and media specified by Alcan. Any custom software documentation must include the source code. Absent exigent circumstances, the parties shall negotiate a reasonable future date(s) for the actual transfer of ownership, provided, however, that if the parties do not agree within thirty (30) days of initial notification by Alcan, Alcan

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     shall have the option to designate the actual date for transfer of ownership without further negotiations.

     4. Sections 9.04 and 9.05 are hereby deleted and replaced by the following:

     9.04 Subject to Section 9.05, the price of Alcan Metered Usage sold by Independence to Alcan during the first fifteen Years of Operation shall be as follows:

          Year of Operation   Price ($ per kilowatthour)
          -----------------   -------------------------
               1                   $0.0446
               2                   $0.0447
               3                   $0.0480
               4                   $0.0510
               5                   $0.0515
               6                   $0.0512
               7                   $0.0530
               8                   $0.0550
               9                   $0.0565
               10                  $0.0615
               11                  $0.0625
               12                  $0.0665
               13                  $0.0679
               14                  $0.0699
               15                  $0.0738

     For subsequent Years of Operation, the price of Alcan Metered Usage shall be the Adjusted Cost of Producing Electricity. For purposes herein, each Year of Operation shall begin on the yearly anniversary of the Electrical Start-Up Date and terminate on the day immediately preceding the next such yearly anniversary.

     9.05 Notwithstanding the provisions of Section 9.04, Alcan shall have the following additional options which may affect the price of Alcan Metered Usage:

     (a) after the expiration of the fifth Year of Operation, and upon sixty days prior written notice to Independence, Alcan shall have the right to elect to purchase Alcan Metered Usage at the Adjusted

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         Cost of Producing Electricity, provided that any
         such election shall mean the fixed prices set forth in Section 9.04 shall not thereafter be available to Alcan and all Alcan Metered Usage sold in subsequent Years of Operation shall be priced at the Adjusted Cost of Producing Electricity.

     (b) Alcan also shall have the right to elect at any time and from time to time, upon sixty (60) days prior written notice to Independence, to purchase all of its electrical needs at the Oswego Works from an electrical power supplier other than Independence; provided that any such election to so purchase by Alcan must be for a period of not less than five years and, provided further, that once Alcan exercises the option to purchase from another electrical power supplier, any electricity subsequently purchased from the Project shall be priced at the Adjusted Cost of Producing
         Electricity unless the alternate source of supply involves an agreement that includes some form of consideration acceptable to Independence, in which case subsequent purchases of electricity by Alcan from the Project shall be at the fixed prices set forth in Section 9.04 for the applicable Year of Operation.

     5. Section 9.07 is deleted and replaced by the following:

9.07 (a) Except for periods during which Alcan is purchasing electricity from the Project at the fixed prices set forth in Section 9.04, Alcan shall be entitled to receive a share of the net proceeds associated with that portion of the Alcan Capacity Entitlement which Alcan does not use in accordance with the terms set forth below. For purposes herein, the net proceeds of the Alcan Capacity Entitlement which Alcan does not use shall be equal to the product of the Net Alcan Entitlement multiplied by the Calculated Profit
         From Sales.

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         (i) during any periods occurring in the first
             fifteen Years of Operation in which Alcan is purchasing its electrical needs at the Oswego Works from Independence pursuant to Section 9.05(a), Alcan will be paid or credited with, on a monthly basis
             50% of the net proceeds associated with
             that portion of the Alcan Capacity
             Entitlement which Alcan does not use.

        (ii) during any periods occurring in the first fifteen Years of Operation in which Alcan is voluntarily purchasing some or all of its electrical needs at the Oswego Works from an electrical power supplier other than Independence pursuant to Section 9.05(b),
             Alcan will be paid or credited with, on a monthly basis, 25% of the net proceeds associated with that portion of the Alcan
             Capacity Entitlement which Alcan does not use unless the alternate source of electricity supply for Alcan includes an agreement that includes some form of consideration acceptable to Independence, in which case
             Alcan will be paid or credited with, on a monthly basis, 50% of the net proceeds associated with that portion of the Alcan
             Capacity Entitlement which Alcan does not use during the period that it is receiving such alternate supply.

       (iii) during any periods occurring in the first fifteen Years of Operation in which Alcan is involuntarily purchasing all or part of its electrical needs at the Oswego Works from an electrical power supplier other than Independence, Alcan will be paid or credited with, on a monthly basis, 50% of the net proceeds associated with that portion of the Alcan Capacity Entitlement which Alcan does not use. For purposes of calculating amounts due to Alcan under


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             Sections 9.06 or 9.13 hereof, the fixed
             prices set forth in Section 9.04 shall be used.

        (iv) beginning in the sixteenth Year of
             Operation, and at all times prior to that during which the terms of Section 9.13 are operative, and provided that Alcan is not then voluntarily purchasing electricity from a third party supplier pursuant to Section
             9.05(b) hereof. Alcan will be paid or
             credited with, on a monthly basis, 50% of the net proceeds associated with that portion of the Alcan Capacity Entitlement which Alcan does not use.

     (b) For purposes of the calculation of proceeds due to Alcan under this subsection, sales of all unused Alcan Capacity Entitlement will be presumed, discounted only by the Capacity Factor for the Project. It is agreed that this clause is not intended to, nor under any circumstances shall it, result in Alcan reimbursing or being in any way liable to Independence for sales by Independence to third parties at prices that are lower than the Adjusted Cost of Producing Electricity. The administration of sales to third parties, including the selection of buyer(s) of the electric capacity and/or energy, will be the sole responsibility of Independence. Alcan shall provide, not less than sixty (60) days prior to the start of each calendar year, a written, good faith estimate of its projected annual usage for the ensuing year, it being agreed that Alcan may designate up to the entire Alcan Capacity Entitlement plus the capacity and energy associated with Section 9.09 and, if applicable,
         Section 9.10, for its own use, or any part thereof. Credits inuring to Alcan's benefit under this
         Section 9.07 shall be credited to Alcan in accordance Section 15.01.


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     6. The Schedule of Costs attached as Exhibit "R" to the Energy Sales
Contract is hereby declared null and void.

     7. The second sentence of Section 9.09 is hereby deleted and replaced by the following:

     The price of purchases under this Section 9.09 shall be equal to the fixed prices set forth in Section 9.04 or, if applicable,
     Section 9.05, plus $0.001/kwh during the first fifteen Years of Operation and the Adjusted Cost of Producing Electricity plus $0.001/kwh each Year of Operation thereafter.

     8. The third sentence of Section 9.02 is hereby deleted and replaced by the following:

     The quality of electricity delivered shall be at least equal to the Quality of Electricity Criteria set forth in Exhibit T.

     9. The following sentence is hereby inserted between the first and second sentences of Section 9.06(a):

     With regard to Independence's obligations pursuant to the preceding sentence, at Alcan's request, Independence will install, at its sole cost, any additional systems or equipment reasonably required to ensure a maximum of one hour switch-over time to back-up or standby electricity as soon as reasonably possible after the first incident where a period of more than one hour was required for such switch-over.

     10. The second sentence of Section 9.06(c) is hereby deleted and replaced by the following:

     If there are more than two interruptions of electrical service from the Project during any three month period, or if there are more than two interruptions of Alcan process equipment during any three month period caused solely by the supply of electricity which does not meet the Quality of Electricity criteria, upon the

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     occurrence of the third (or more) interruption Alcan shall have the option to elect or remain on back-up or standby service, at Independence's expense, until Independence can demonstrate to Alcan's reasonable satisfaction that the cause (or causes) of the interruptions has been cured provided, however, that Independence must cure the cause (or causes) of the interruptions within a reasonable time.

     11. The following new Section 9.06(d) is hereby inserted following Section 9.06(c):

     9.06 (d) With respect to Section 9.06(c) hereof, Alcan acknowledges that its process equipment may be affected by operating problems and interruptions which are not caused by the quality of electricity it receives and that Independence is not in a position to understand the nature or causes of such problems and interruptions. Accordingly, if any such problems or interruptions occur which Alcan reasonably believes are caused solely by Independence's failure to provide electricity which meets or exceeds the Quality of Electricity criteria, Alcan will work with Independence to confirm and demonstrate to Independence that any such problem or interruption was so caused and is, therefore, subject to the second sentence of
             Section 9.06(c) hereof.

     12. The Phase I equipment list attached hereto and marked as Exhibit "K" is hereby incorporated into the Energy Sales Contract as Exhibit "K".

     13. The Phase III equipment list attached hereto and marked as Exhibit "L" is hereby incorporated into the Energy Sales Contract as Exhibit "L".

     14. The drawing attached hereto and marked as Exhibit "M" to the Energy Sales Contract, which, pursuant to the definition of Design Point Capacity in the Energy Sales

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Contract, depicts the Design Point Capacity graph, is hereby incorporated into the Energy Sales Contract as Exhibit "M".

     15. Pursuant to Section 10.04 of the Energy Sales Contract, the Steam Delivery Point, as actually installed, is shown as the point of connection on Exhibit "O" attached hereto, which Exhibit "O" is hereby incorporated into the Energy Sales Contract.

     16. The documents attached hereto and entitled Electrical Equipment Beyond Delivery Point, and marked as Exhibit "P", and Steam Equipment Beyond Delivery Point, and marked as Exhibit "Q", are hereby incorporated into the Energy Sales Contract as Exhibits "P" and "Q", respectively.

     17. The documents attached hereto and entitled Specification For Quality of Steam Delivered to Alcan and marked as Exhibit "S" is hereby incorporated into the Energy Sales Contract.

     18. The document attached hereto and entitled Quality of Delivered Power and marked as Exhibit "T" is hereby incorporated into the Energy Sales Contract.

     19. The parties further agree as follows:

     (a) Installation of Steam Equipment/Supply of Steam to Recycling
         Facility


         l. Sithe/Independence has installed two air handling units originally planned for Alcan's Oswego
             Works into Alcan's new recycling facility.

         2. The aggregate annual quantities of thermal energy to be consumed by Alcan will equal or exceed the aggregate annual quantities of thermal energy that Alcan would have consumed had the two air handling units been installed as originally

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             contemplated at Alcan's existing facilities. The
             other provisions of the Energy Sales Contract with respect to Alcan's thermal usage obligations shall apply.

     (b) Supply of Electricity to Recycling Facility

         1. Alcan will utilize a portion of the Alcan Capacity Entitlement, as that term is defined in the Energy Sales Contract, to supply its additional electrical needs at the new recycling facility and Sithe/Independence shall supply such electricity to Alcan pursuant to the terms of the Energy Sales Contract provided, however, that
             Sithe/Independence will provide a discount for a portion of the actual additional electrical usage (not to exceed (i) a maximum demand of 3 MW in any hour or (ii) 26,280,000 kilowatthours in any twelve month period) at the new recycling facility for a period of three years from January 1, 1996. It is the intent of Alcan and Sithe/Independence that none of the electric energy purchased by Alcan for use at Alcan's facilities (other than at the new recycling facility) will be eligible for any discount hereunder nor will any electric energy associated with a demand at the new recycling facility in excess of 3 MW be eligible for any discount hereunder. The price to be paid during the three year period of discounts for such portion of the actual electrical usage at the new recycling facility eligible for a discount shall be $.036/kwh. Such discount will be subject to the following conditions:

             (i) Alcan will be responsible for the cost of
                 installation of any electrical distribution systems or any related facilities necessary for the interconnection of the electrical system of the new recycling facility with the existing electrical distribution system, provided that Sithe/Independence may install additional electrical metering if

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                 reasonably required to measure the actual
                 usage at the new recycling facility

            (ii) Alcan and Sithe/Independence will work
                 together to minimize such costs and agree that billing quality meters will not be required given that the discount for services at the recycling facility will remain in effect for only three years.

           (iii) Alcan will provide Sithe/Independence with reasonable access to all of the metering data and information collected by the electrical metering installed by Alcan at the new recycling facility as well as any other data or information reasonably requested by Sithe/Independence to verify that the discount provided hereunder is being applied only to the electrical energy utilized at the new recycling facility and only to the extent that such electrical energy is associated with a demand at the new recycling facility of 3 MW or less.

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     IN WITNESS WHEREOF, Independence and Alcan have caused this
Amendment No. 2 to be executed by their proper, duly authorized officers

                   SITHE/INDEPENDENCE POWER PARTNERS, L.P.
                        By: Sithe/Independence, Inc.,
                             its General Partner

Attest:                       By:   Thomas A. Meinicke
                                    -------------------------

By:                           Name:  Thomas A. Meinicke
-------------------------           -------------------------
Name:                         Title: Asst. Vice President
-------------------------           -------------------------
Title:                        Date  March 21, 1996
-------------------------           -------------------------

                          ALCAN ALUMINUM CORPORATION
                     d/b/a ALCAN ROLLED PRODUCTS COMPANY

Attest:                       By:   Robert L. Ball
                                    -------------------------
By:                           Name: Robert L. Ball
-------------------------           -------------------------
Name:                         Title President
-------------------------           -------------------------
Title:                        Date: March 21, 1996
-------------------------           -------------------------

1341.03197/MGL50

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